                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             CNBT BANCSHARES, INC.
            [Exact name of registrant as specified in its charter]


           Texas                                  Applied For
  (State of incorporation             (I.R.S. Employer Identification No.)
     or organization)


                            5320 Bellaire Boulevard
                             Bellaire, Texas                77401
                 (Address of principal executive offices) (Zip Code)


       Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                                 Name of each exchange
   to be so registered:                                  on which each class
                                                         is to be registered:

          None                                              Not Applicable

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_].

     If this form relates to the registration of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file number to which this form relates: 333-50039 (if applicable)

     Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $1.00 par value
                               (Title of class)
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Item 1.   Description of Registrant's Securities to be Registered.

     (a)  Capital Stock.

          The description of the Registrant's Common Stock, $1.00 par value per share, set forth under the caption "Description of Holding Company's Stock" in The Registrant's Registration Statement on Form S-4 filed on April 14, 1998 (Registration No. 333-50039), as amended, is incorporated herein by reference.

     (b)  Debt Securities.

          Not applicable.

     (c) Warrants and Rights to be Registered.

          Not applicable.

     (d) Other Securities to be Registered.

          Not applicable.

     (e) Market Information for Securities Other Than Common Equity.

          Not applicable.

     (f)  American Depository Receipts.

          Not applicable.

Item 2.   Exhibits.

     3(a) Restated Articles of Incorporation of the Registrant [Incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form S-4 (File No. 333-50039)].

     3(b) Bylaws of the Registrant [Incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-4 (File No. 333-50039)].

     All exhibits required by Instruction II to Item 2 will be supplied to the Nasdaq Stock Market.


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     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    CNBT BANCSHARES, INC.

                                    By: /s/ RALPH WILLIAMS
                                       ----------------------------
                                       Ralph Williams, President


Dated: July 1, 1998



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